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                                                                      Exhibit 24

                               POWER OF ATTORNEY

         WHEREAS, Metropolitan Financial Corp. (the "Corporation") intends to file an annual report on Form 10-K for the year ended December 31, 1999 (the "10-K") and a Notice of Annual Shareholders Meeting and Proxy Statement for the Corporation's 2000 Annual Shareholders Meeting, including preliminary proxy statements, if necessary (the "Proxy"), and other documents, statements and filings related thereto, with the SEC and NASDAQ on or before March 30, 2000; and,

         WHEREAS, each of the directors and/or officers of the Corporation desire to appoint attorneys-in-fact to implement the filing of the 10-K and the Proxy and take all such further and other action relating thereto as is set forth herein,

         NOW, THEREFORE, each of the directors and/or officers of Metropolitan Financial Corp. whose signature appears below hereby appoints and grants full authority to Robert M. Kaye, Kenneth T. Koehler and Donald F. Smith, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the SEC and NASDAQ the 10-K and the Proxy, any and all amendments to the 10-K and the Proxy making such changes in the 10-K and the Proxy, as appropriate, and generally to do all such things in their behalf in their capacities as directors and/or officers to enable Metropolitan Financial Corp. to comply with the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and all requirements of the SEC and NASDAQ and hereby approving and ratifying all that said attorneys-in-fact, and each of them, may lawfully do, have done or cause to be done by virtue hereof.

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

           Name                            Title                                Date
           ----                            -----                                ----

By: /s/ Robert M. Kaye       Chairman of the Board, Chief Executive
   ------------------------  and Director (Principal Executive
        Robert M. Kaye       Officer)                                      February 22, 2000

By: /s/ Kenneth T. Koehler   President, Assistant Secretary, Assistant
   ------------------------  Treasurer and Director (Principal
        Kenneth T. Koehler   Financial and Accounting Officer)             February 22, 2000

By: /s/ Malvin E. Bank                  Director                           February 21, 2000
   ------------------------
        Malvin E. Bank

By: /s/ Robert R. Broadbent             Director                           February 21, 2000
   ------------------------
        Robert R. Broadbent

By: /s/ Marjorie M. Carlson             Director                           February 22, 2000
   ------------------------
        Marjorie M. Carlson

By: /s/ Lois K. Goodman                 Director                           February 22, 2000
   ------------------------
        Lois K. Goodman

By: /s/ Marguerite B. Humphrey          Director                           February 22, 2000
   ---------------------------
        Marguerite B. Humphrey

By: /s/ James A. Karman                 Director                           February 22, 2000
   ------------------------
        James A. Karman

By: /s/ Ralph D. Ketchum                Director                           February 22, 2000
   ------------------------
        Ralph D. Ketchum

By:                                     Director                           February___, 2000
  -------------------------
        David G. Lodge

By: /s/ Alfonse M. Mattia               Director                           March 21, 2000
   ------------------------
        Alfonse M. Mattia

By: /s/ David P. Miller                 Director                           February 21, 2000
  -------------------------
        David P. Miller

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